UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2012

GREAT AMERICAN ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54233	20-8602410
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

999 18th Street, Suite 3000 Denver, Colorado	80202 (Zip Code)
(Address of Principal Executive Offices)

(303) 952-0455
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Independent Contractor Agreement

On August 27, 2012, Great American Energy, Inc. (the “Company”) entered into the Independent Contractor Agreement (the “Independent Contractor Agreement”) with Mr. Geoff Evett (“Mr. Evett”). Pursuant to the terms of the Independent Contractor Agreement, Mr. Evett will assist the Company with business development projects outside of the United States and will be compensated at a rate of $2,500 per month.  Additionally, Mr. Evett will be reimbursed for reasonable expenses incurred while providing services to the Company under the Independent Contractor Agreement.  The Independent Contractor Agreement has a term of one year and is automatically renewable for subsequent one year terms. Mr. Evett also serves as the chairman of the board of directors and a director of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great American Energy, Inc.
a Delaware Corporation

Dated: August 27, 2012	/s/ Felipe Pimienta Barrios
Felipe Pimienta Barrios, Chief Executive Officer